Exhibit 5

                              Coleman & Rhine LLP
                          1120 Avenue of the Americas
                           New York, New York 10036



                                          September 11, 1996

Halsey Drug Co., Inc.
1827 Pacific Street
Brooklyn, New York 11233

Gentlemen:

      We have acted as counsel to Halsey Drug Co., Inc., a New York corporation (the "Company"), in connection with its Registration Statement on Form S-1 (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "Act"), relating to the proposed (i) offer and sale by certain shareholders of the Company of up to 1,050,397 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of the Company and (ii) issuance and sale by the Company of up to 6,146,669 shares of Common Stock (the "Underlying Shares") issuable to holders upon: (a) conversion of outstanding 10% Convertible Subordinated Debentures due in July 2000 (the "July Debentures"); (b) conversion of outstanding 10% Convertible Subordinated Debentures due in November 2000 (the "November Debentures" ); (c) conversion of outstanding 10% Convertible Subordinated Debentures due in August 2001 (the "August Debentures" and, collectively with the July and November Debentures, the "Debentures"); (d) payments of interest on the August Debentures; (e) exercise of outstanding redeemable Common Stock Purchase Warrants expiring in November 2000 (the "November Redeemable Warrants"); (f) exercise of outstanding redeemable Common Stock Purchase Warrants expiring in August 2001 (the "August Redeemable Warrants" and, collectively with the November Redeemable Warrants, the "Redeemable Warrants"); (g) conversion of an outstanding Convertible Promissory Note (the "Zatpack Note"); (h) exercise of outstanding Common Stock Purchase Warrants (the "Bank Warrants"); and (i) exercise of outstanding Common Stock Purchase Options (the "Options") (the Debentures, Redeemable Warrants, Zatpack Note, Bank Warrants and Options are sometimes referred to collectively as the "Convertible Securities").

      In such capacity we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation and By-Laws as presently in effect, minutes and other instruments evidencing actions taken by the Company's directors, the Registration Statement and exhibits thereto and such other documents and instruments relating to the Company and the issuance of the Underlying Shares and the Shares as we have deemed necessary or appropriate under the circumstances.

     We are members of the Bar of the State of New York and do not represent ourselves to be expert in the laws of any other state or jurisdiction, except with respect to the federal laws of the United States of America.

     Based on the foregoing, it is our opinion that:

     1. The Company has been duly organized and is validly existing under the laws of New York and has authorized capital stock consisting of 20,000,000 shares of Common Stock.

     2. The Shares have been duly and validly issued, and are fully paid and non-assessable shares of Common Stock of the Company, with no personal liability attached to the ownership thereof.

      3. The Underlying Shares issuable upon the exercise or conversion, as the case may be, of the Convertible Securities have been duly authorized and reserved for issuance upon exercise or conversion of the Convertible Securities, and such Underlying Shares, when issued and paid for upon exercise or conversion of the Convertible Securities in accordance with the respective terms thereof, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

      We hereby consent to (i) the use of this opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States, which relates to the offering that is the subject of this opinion, and (ii) the reference to this firm under the heading "Legal Matters" in the prospectus which is contained in the Registration Statement. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

     This opinion is as of the date hereof and is limited to the laws in effect as of the date hereof. We undertake no obligation to advise you of any change, whether legal or factual, in any matters set forth herein.

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraphs.

                                   Very truly yours,



                                   COLEMAN & RHINE LLP